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[AIM LOGO APPEARS HERE]                                            EXHIBIT 6(c)
A I M DISTRIBUTORS, INC.

                BANK ACTING AS AGENT
                FOR ITS CUSTOMERS

                Agreement Relating to Shares
                of AIM Family of Mutual Funds
                (Confirmation and Prospectus to be sent by A I M Distributors,
                  Inc. to Customer)

A I M Distributors, Inc. is the exclusive national distributor of the shares of the registered investment companies listed on Schedule A hereto which may be amended from time to time by us (the "Funds"). As exclusive agent for the Funds, we are offering to make available shares of common stock or of beneficial interest, as the case may be, of the Funds (the "Shares") for purchase by your customers on the following terms:

 1 In all sales of Shares you shall act as agent for your customers, and in no transaction shall you have any authority to act as agent for any Fund or for us.

 2 The customers in question are, for all purposes, your customers and not customers of A I M Distributors, Inc. In receiving orders from your customers who purchase Shares, A I M Distributors, Inc. is not soliciting such customers and, therefore, has no responsibility for determining whether Shares are suitable investments for such customers.

 3 It is hereby understood that in all cases in which you place orders with us for the purchase of Shares (a) you are acting as agent for the customer;
    (b) the transactions are without recourse against you by the customer; (c) as between you and the customer, the customer will have full beneficial ownership of the securities; (d) each such transaction is initiated solely upon the order of the customer; and (e) each such transaction is for the account of the customer and not for your account.

 4 Orders received from you will be accepted by us only at the public offering price applicable to each order, as established by the then current Prospectus of the appropriate Fund, subject to the discounts (defined below) provided in such Prospectus. Following receipt from you of any order to purchase Shares for the account of a customer, we shall confirm such order to you in writing. We shall be responsible for sending your customer a written confirmation of the order with a copy of the appropriate Fund's current Prospectus. We shall send you a copy of such confirmation. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

 5 Members of the general public, including your customers, may purchase Shares only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. With respect to the Funds, the Shares of which are indicated on the attached Schedule A as being sold with a sales charge (i.e. the "Load Funds"), you will be allowed to retain a commission or concession from the public offering price provided in such Load Funds' current Prospectus. With respect to the Funds, the Shares of which are indicated on the attached Schedule A as being sold with a contingent deferred sales charge (the "CDSC Funds"), you will be paid a commission or concession as disclosed in the CDSC Fund's then current prospectus. With respect to the Funds whose Shares are indicated on the attached Schedule as being sold without a sales charge or a contingent deferred sales charge, (i.e. the "No-Load Funds"), you will not be allowed to retain any commission or concession. All commissions or concessions set forth in any of the Load Funds' or CDSC Funds' Prospectus are subject to change without notice by us and will comply with any changes in regulatory requirements.

 6 The tables of sales charges and discounts set forth in the current Prospectus of each Fund are applicable to all purchases made at any one time by any "purchaser", as defined in the current Prospectus. For this purpose, a purchaser may aggregate concurrent purchases of securities of any of the Funds.

 7 Reduced sales charges may also be available as a result of quantity discounts, rights of accumulation or letters of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund Prospectus. In such case, your discount will be based upon such reduced sales charge; however, in the case of a letter of intent signed by your customer, an adjustment to a higher discount will thereafter be made to reflect actual purchases by your customer if he should fail to fulfill his letter of intent. You agree to advise us promptly as to the amounts of any sales made by you to your customers qualifying for reduced sales charges. If you fail to so advise us of any letter of intent signed by your customer or of any right of accumulation available to him of which he has made you aware, you will be liable to us for the return of any discount plus interest thereon.

 8  By accepting this Agreement you agree:
        a. that you will purchase Shares only from us;
        b. that you will purchase Shares from us only to cover purchase orders already received from your customers; and
        c. that you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholdings.

 9  We will not accept from you a conditional order for Shares on any basis.

10 Payment for Shares ordered from us shall be in the form of a wire transfer or a cashiers check mailed to us. Payment shall be made within three (3) business days after our acceptance of the order placed on behalf of your customer. Payment shall be equal to the public offering price less the discount retained by you hereunder.
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11  If payment is not received within ten (10) business days of our acceptance of the order, we reserve the right to cancel the sale or, at our option, to sell Shares to the Fund at the then prevailing net asset value. In this event you agree to be responsible for any loss resulting to the Fund from the failure to make payment as aforesaid.

12 Shares sold hereunder shall be available in book-entry form on the books of the Funds' Transfer Agent unless other instructions have been given.

13 No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not make Shares available to your customers except under circumstances that will result in compliance with the applicable Federal and State Securities and Banking Laws and that you will not furnish to any person any information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund.

14 Sales and exchanges of Shares may only be made in those states and jurisdictions where Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sales, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction not identified by us as a state or jurisdiction in which such Shares are so registered or qualified. We agree to indemnify you for any claim, liability, expense or loss in any way arising out of a sale of shares in any state or jurisdiction identified by us as a state or jurisdiction in which shares are so registered or qualified.

15 You shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions.

16 All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares and, upon notice, to change the sales charge or discount or to modify, cancel or change the terms of this Agreement. You agree that any order to purchase Shares of the Funds placed by you after any notice of amendment to this Agreement has been sent to you shall constitute your agreement to any such agreement.

17 The names of your customers shall remain your sole property and shall not be used by us for any purpose except for servicing and information mailings in the normal course of business to Fund Shareholders.

18 Your acceptance of this Agreement constitutes a representation that you are a "Bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and are duly authorized to engage in the transactions to be performed hereunder.

    All communications to us should be sent to A I M Distributors, Inc., Eleven Greenway Plaza, Suite 1919, Houston, Texas 77046. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below or to such other address as you shall have designated in writing to us. This Agreement shall be construed in accordance with the laws of the State of Texas.




                              A I M DISTRIBUTORS, INC.


Date:                         By: X       /s/ MICHAEL J. CEMO
     ------------------           ---------------------------------------

The undersigned agrees to abide by the foregoing terms and conditions.

Date:                         By: X
     ------------------            --------------------------------------
                                   Signature

                                   --------------------------------------
                                   Print Name                   Title

                                   --------------------------------------
                                   Dealer's Name

                                   --------------------------------------
                                   Address

                                   --------------------------------------
                                   City                State       Zip





                       Please sign both copies and return one copy of each to:


                       A I M Distributors, Inc.
                       11 Greenway Plaza, Suite 1919
                       Houston, Texas 77046-1173


                                                                           05/95


















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[AIM LOGO APPEARS HERE]
A I M DISTRIBUTORS, INC.

                          SCHEDULE "A" TO
                          BANK SELLING GROUP AGREEMENT


                                              Shares Sold       Shares Sold
          Fund                            With Sales Charges     With CDSC
--------------------------------------------------------------------------------
AIM Aggressive Growth Fund                        Yes               No
AIM Balanced Fund                                 Yes               Yes
AIM Blue Chip Fund                                Yes               Yes
AIM Capital Development Fund                      Yes               Yes
AIM Charter Fund                                  Yes               Yes
AIM Constellation Fund                            Yes               No
AIM Global Aggressive Growth Fund                 Yes               Yes
AIM Global Growth Fund                            Yes               Yes
AIM Global Income Fund                            Yes               Yes
AIM Global Utilities Fund                         Yes               Yes
AIM Government Securities Fund                    Yes               Yes
AIM Growth Fund                                   Yes               Yes
AIM High Yield Fund                               Yes               Yes
AIM Income Fund                                   Yes               Yes
AIM International Equity Fund                     Yes               Yes
AIM Limited Maturity Treasury Shares              Yes               No
AIM Money Market Fund Class A                     Yes               Yes
AIM Money Market Fund Class C                     No                No
AIM Municipal Bond Fund                           Yes               Yes
AIM Tax-Exempt Bond Fund of Connecticut           Yes               No
AIM Tax-Exempt Cash Fund                          No                No
AIM Tax-Free Intermediate Shares                  Yes               No
AIM Value Fund                                    Yes               Yes
AIM Weingarten Fund                               Yes               Yes


A I M Distributors may from time to time make payments of finders fees or sponsor other incentive programs as described in the applicable fund prospectus and statement of additional information, which are incorporated herein by reference as they may be amended from time to time.

Trades at $1 million and over breakpoint automatically subject to CDSC with exception of AIM Limited Maturity Treasury Shares, AIM Money Market Fund Class C, AIM Tax-Exempt Cash Fund and AIM Tax-Free Intermediate Shares.

                           A I M Distributors, Inc.
                        11 Greenway Plaza, Suite 1919
                          Houston, Texas 77046-1173

                                                                         09/96